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Exhibit 99.3

NONCOMPETITION AGREEMENT

    THIS NONCOMPETITION AGREEMENT is made and entered into this 25th day of October, by and between THE NPD GROUP, Inc. ("Stockholder") and NETRATINGS, INC., a Delaware corporation ("Parent"). For the purposes of this Agreement, "Parent" shall be deemed to include Parent and its majority-owned direct and indirect subsidiaries that operate the Company Business (as hereinafter defined) during the term of this Agreement.

Recitals

    A.  Jupiter Media Metrix, Inc., a Delaware corporation (the "Company"), is engaged throughout the United States of America and the world in the business of the provision of research, advisory and measurement products and services based primarily on the collection of audience measurement data and application usage and shall not include not include Stockholder's and its affiliates' Site Select Studies, Website Intercept Studies and point of sale and consumer tracking of online purchasing (the "Company Business");

    B.  Pursuant to that certain Agreement and Plan of Merger dated as of October 25, 2001 by and among Parent, Sonoma Acquisition Corp., LLC. ("Acquisition Sub") and the Company (the "Merger Agreement"), Parent will acquire the Company by means of a merger of Acquisition Sub with and into the Company (the "Merger") pursuant to which Company will be the surviving corporation and continue to operate the Company Business as a wholly owned subsidiary of Parent;

    C.  Stockholder is the beneficial owner of shares of capital stock or other equity securities of the Company and will be entitled to receive substantial consideration in exchange for such securities pursuant to the Merger Agreement; and

    D.  In consideration of and as an inducement to Parent to enter into the Merger Agreement and effect the Merger, Stockholder, intending to be bound hereby, has agreed to execute this Agreement.

    NOW, THEREFORE, the parties agree as follows:

      1.  Non-Competition.

        (a)  No Competition.  In consideration of the benefits to be received by Stockholder in connection with the Merger, Stockholder agrees, with respect to itself, for a period (the "Restricted Period") ending on the second anniversary of the date of closing of the Merger (the "Closing Date"), Stockholder will not, directly or indirectly, alone or in association with others, either as a principal, agent, director, indirect owner, stockholder, partner, joint venturer or member, lender, investor, consultant, manager or otherwise:

           (i) contact or solicit, or direct any Person to contact or solicit, any Customers (as defined below) for the purpose of providing or attempting to provide any services and/or products that are directly competitive with the services or products included in the Company Business and provided by Parent or the Surviving Corporation and its Subsidiaries to either (1) its Customers during the Restricted Period or to (2) its Customers during the twelve (12) months preceding the date of closing of the Merger (the "the Closing Date");

          (ii) solicit, on Stockholder's own behalf or on behalf of any other Person, the services of any person who is an employee of Parent, or the Surviving Corporation or its Subsidiaries (each an "Employee"), nor solicit any Employee to terminate employment with Parent, the Surviving Corporation or its Subsidiaries provided, however, that the foregoing limitations of this sub-clause only apply to Employees who are employees of Parent, the Surviving Corporation or its Subsidiaries at any time during either (1) the Restricted Period or (2) during the six (6) months preceding the Closing Date; provided, further, that nothing herein shall prohibit Stockholder from employing an Employee (i) whose employment was terminated by the Company in accordance with its restructuring plan or (ii) who terminated his or her employment with the Company independent of any solicitation by Stockholder;

          (iii) take an action that is designed or intended or may be reasonably expected to have the effect of discouraging any Customer, supplier or other party to any business relationship of Parent, the Surviving Corporation and its Subsidiaries from initiating a relationship or maintaining its business relationship with Parent, the Surviving Corporation and its Subsidiaries; or

          (iv) Participate (as defined below) in, or allow such Stockholder's name to be used by, any Restricted Activity.

    These covenants shall be deemed separate covenants for each and every county, state, country and every other governmental entity covered by the non-compete obligation and in the event the covenant for one or more of such jurisdiction is determined to be unenforceable, the remaining covenants shall continue to be effective.

        (b)  Definitions.  For purposes of this Agreement, (i) the term "Participate" means to have any direct or indirect interest, participation, association or involvement, with any Person, provided that Participate does not include ownership of less than 5% of the outstanding stock of any publicly traded entity so long as Stockholder does not have any active participation in the business or management of such entity; (ii) the term "Restricted Activity" means any engagement or association with or for a Person that competes with Parent, the Company or the Surviving Corporation and its Subsidiaries or engages in the Company Business, where such engagement or association involves the provision of services or products which are directly competitive with the Company Business; (iii) the term "Customers" means (A) means any Person for whom Parent, the Company, or any of their respective Subsidiaries provides services or advice, or has provided (during the period commencing twelve (12) months prior to the Closing Date and ending on the last day of the Restricted Period) services or advice; and (iv) the term "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        (c)  Remedies.  The Parties hereto agree that Parent and the Surviving Corporation would suffer irreparable harm from a breach of any of the covenants or agreements contained in this Section 1. In the event of an alleged or threatened breach by Stockholder of any of the provisions of this Section 1, Parent, the Surviving Corporation or their respective successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief, without any requirement for the securing or posting of any bond in connection with such remedy, in order to enforce or prevent any violations of the provisions hereof (including the extension of the Restricted Period with respect to Stockholder in breach by a period equal to the length of the violation of this Section 1). Stockholder agrees that the restrictions in this Section 1 are reasonable protections under the circumstances of the Acquisition.

      2.  Confidentiality.  Stockholder agrees that Stockholder will treat and hold as confidential all of the "Confidential Information" (as such term is defined below) regarding the Company, Parent, the Surviving Corporation or any of their respective Subsidiaries, refrain from using any of the Confidential Information (except, as applicable, in direct furtherance of such Stockholder's duties on behalf of the Company as directed by the Surviving Corporation or Parent) and shall deliver promptly to the Surviving Corporation or destroy, at the request and option of the Surviving Corporation, all tangible embodiments (and all copies) of the Confidential Information which are in such Stockholder's possession. In the event that a Stockholder is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Stockholder will notify the Surviving Corporation promptly of the request or requirement so that the Surviving Corporation may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Stockholder is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, Stockholder may disclose the Confidential Information to the tribunal; provided, however, that Stockholder shall, upon the request of Parent or the Surviving Corporation and at their expense, exert all reasonable efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Surviving Corporation or Parent shall reasonably designate. Stockholder agrees to inform the Company or Parent, as soon as reasonably practicable following the time upon which he or she becomes aware, of any disclosure or use (other than in the course of business by the Company or Parent) of Confidential Information by any other Stockholder. The provisions of this Agreement and the negotiations relating to this Agreement are strictly confidential and no disclosure in respect of the Merger or the terms of this Agreement or any related agreement shall be made by Stockholder, except as may be required by law. As used herein "Confidential Information" means any and all technical, financial, commercial, and other information concerning the businesses and affairs of a party other than any such information that (i) is generally available to or known by the public immediately prior to the time of disclosure (except through the actions or inaction of the person to whom disclosure has been made by or on behalf of such party) or (ii) has been acquired or developed independent from such party and which is not subject to confidentiality restrictions.

      3.  Non-Disparagement.  Stockholder agrees that Stockholder will not disparage or slander Parent, the Surviving Corporation, or any of their respective Subsidiaries or Affiliates or otherwise act in a fashion designed to injure the business of Parent, the Surviving Corporation, or any their respective Subsidiaries or Affiliates. Parent, on behalf of its officers and directors, agrees that it will not make any disparaging statements about, or slander Stockholder (including, but not limited to, Stockholder's association with the Company). This provision will not apply to truthful comments made by either party in response to a lawful subpoena or other legal process.

      4.  Severability.  The parties agree that construction of this Agreement shall be in favor of its reasonable nature, legality and enforceability, and that any construction causing unenforceability shall yield to a construction permitting enforceability. It is further agreed that the noncompetition, nonsolicitation, and nonhiring covenants and provisions of this Agreement are severable, and that if any single covenant or provision or multiple covenants or provisions should be found unenforceable, the entire Agreement and remaining covenants and provisions shall not fail but shall be construed as enforceable without any severed covenant or provision in accordance with the tenor of this Agreement. The parties specifically agree that no covenant or provision of this Agreement shall be invalidated because of overbreadth insofar as the parties acknowledge the scope of the covenants and provisions contained herein to be reasonable and necessary for the protection of Parent and the Company and not unduly restrictive upon Stockholder. However, should a court or any other trier of fact or law determine not to enforce any covenant or provision of this Agreement as written due to overbreadth, then the parties agree that said covenant or provision shall be enforced to the extent reasonable, with the court or such trier to make any necessary revisions to said covenant or provision to permit its enforceability.

      5.  Governing Law.  This Agreement is made under and shall be governed by, construed in accordance with and enforced under the internal laws of the State of New York.

      6.  Entire Agreement.  This Agreement, together with the Merger Agreement, and with the exception of the Management Services Agreement among Stockholder, Tod Johnson and Media Metrix, Inc. dated September 30, 1998, as amended and the License Agreement, dated as of November 5, 1998, between Stockholder and Media Metrix, Inc constitutes and contains the entire agreement and understanding concerning the subject matter addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein or in the Merger Agreement.

      7.  Notices.  Any notice or other communication under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

If to Stockholder:

with a copy to:	Brobeck, Phleger & Harrison LLP 1633 Broadway, 47th Floor New York, New York 10019 Telecopy No.: (212) 586-7878 Attention: Richard Gilden, Esq
If to Parent:	NetRatings, Inc. 890 Hillview Court Milpitas, California 95035 Attention: Jack Lazar
with a copy to:	Gray Cary Ware & Freidenrich 400 Hamilton Avenue Palo Alto, California 94301 Facsimile: (650) 833-2001 Attention: Jon C. Perry, Esq.

  or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

      8.  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

      9.  Amendments; No Waiver.

        (a) No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

        (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

      10.  Assignment.  The enforcement of Parent's rights and obligations under this Agreement may be assigned by Parent to any affiliate of Parent or to any nonaffiliate of Parent that shall succeed to the business and assets of Parent, the Company or the Company Business. In the event of any such assignment, Parent shall cause such affiliate or nonaffiliate, as the case may be, to assume the obligations of Parent hereunder, by a written agreement addressed to Stockholder, concurrently with any assignment with the same effect as if such assignee were "Parent" hereunder. This Agreement is personal to Stockholder, and Stockholder may not assign any rights or delegate any responsibilities hereunder.

      11.  Headings.  The headings of paragraphs in this Agreement are solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Agreement.

      12.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    [The remainder of this page is left intentionally blank]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The NPD Group, Inc.
By:	/s/ TOD JOHNSON

Title:	Chairman and Chief Executive Officer

NetRatings, Inc.
By:	/s/ DAVID J. TOTH

Title:	Chief Executive Officer and President

Signature Page to the Non-Competition Agreement

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NONCOMPETITION AGREEMENT
Recitals